As filed with the Securities and Exchange Commission on March 30, 2001
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    Form S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                               MASCO CORPORATION
             (Exact name of Registrant as specified in its charter)


        Delaware                        3430                    38-1794485
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
     incorporation or        Industrial Classification    Identification Number)
       organization)                Code Number)

                              21001 Van Born Road
                             Taylor, Michigan 48180
                                 (313) 274-7400
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

           John R. Leekley, Senior Vice President and General Counsel
                               Masco Corporation
                              21001 Van Born Road
                             Taylor, Michigan 48180
                                 (313) 274-7400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                          Copies of communications to:
                                John M. Brandow
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

                            -----------------------

                                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
         Title of Each Class              Amount to be      Offering Price Per    Aggregate Offering      Registration
   of Securities to be Registered          Registered            Unit (1)              Price(1)              Fee(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $1.00 per
  share) and related Preferred Stock       20,000,000
  Purchase Rights...................        shares                $22.71             $454,200,000           $113,550
===============================================================================================================================

(1) Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended.

                            -----------------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  Subject to Completion. Dated March 30, 2001


PROSPECTUS


                               20,000,000 Shares
                               MASCO CORPORATION
                                  Common Stock

                            -----------------------

We may offer and issue, from time to time, up to 20,000,000 shares of our common stock, par value $1.00 per share, in connection with acquisitions of other businesses or assets. The consideration for these acquisitions may consist of shares of common stock, cash, assumption of liabilities, or a combination of these and other forms of consideration.

                            -----------------------

This prospectus may also be used by persons who receive shares of common stock in connection with acquisitions and who wish to resell the shares. We have not authorized any person to use this prospectus in connection with resales of shares without our prior written consent.

Our common stock is listed on the New York Stock Exchange under the symbol "MAS." On March 29, 2001, the closing price of our common stock was $23.10 per share.

                            -----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is ________ , 2001

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
About This Prospectus.......................................................2
Special Note Regarding Forward-Looking Statements...........................2
Masco Corporation...........................................................3
Use of Proceeds.............................................................3
Selected Financial Data.....................................................4
Description of Capital Stock................................................5
Offered Securities..........................................................6
Legal Opinion...............................................................7
Experts.....................................................................7
Where You Can Find More Information.........................................8


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a shelf registration process. Under this shelf process, we may issue, from time to time, up to 20,000,000 shares of our common stock in connection with acquisitions of other businesses or assets. Each time we issue common stock under the registration statement we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We are engaged in the manufacture, sale and installation of home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Our products are sold to the home improvement and home construction markets through mass merchandisers, home centers, hardware stores, wholesalers and other outlets for consumers and contractors.

     Factors that affect our results of operations include the levels of home improvement and residential construction activity principally in the U.S. and Europe, cost management, fluctuations in the principal European currencies, the increasing importance of home centers as distributors of home improvement and building products and our ability to maintain our leadership positions in our markets in the face of increasing global competition. Additional factors that may significantly affect our performance are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is contained in our Annual Report on Form 10-K that is on file with the SEC.

     In this prospectus and in the documents we incorporate by reference, we state our views about our future performance. These views, which constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties that are difficult to predict and may cause our actual results to differ materially from the results discussed in these forward-looking statements.

     You should rely only on the information contained in this prospectus, in the accompanying prospectus supplement and in material we file with the SEC. We have not authorized anyone to provide you with information that is different.

     We are offering to sell, and seeking offers to buy, the securities described in this prospectus only where offers and sales are permitted. Since information that we file with the SEC in the future will automatically update and supersede information contained in this prospectus or any accompanying prospectus supplement, you should not assume that the information contained in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of the document.


                               MASCO CORPORATION

     Masco Corporation manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and home building industries. Our business segments are: cabinets and related products; plumbing products; decorative architectural products; insulation installation and other services; and other specialty products. More than 80% of Masco's sales are generated by operations in North America, primarily the United States. International operations, primarily in Europe, comprise the balance.

     Our executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180. Our telephone number is (313) 274-7400 and our website address is http://www.masco.com. Except as the context otherwise indicates, the terms "Masco," "we," "us," and "our" refer to Masco Corporation.


                                USE OF PROCEEDS

     This prospectus relates to shares of common stock, which may be offered and issued by us from time to time in connection with acquisitions of other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to us from these offerings.

                            SELECTED FINANCIAL DATA

     The following table sets forth summary consolidated financial information for Masco's continuing operations for the years and dates indicated. Such information has been restated for 1999 poolings of interests, except for dividends, and is derived from our audited consolidated financial statements. You should read the financial information presented below in conjunction with the consolidated financial statements, accompanying notes and management's discussion and analysis of financial condition and results of operations of Masco, which are incorporated by reference into this prospectus.

                                                         (In Thousands except Per Share Amounts)
                                      ---------------------------------------------------------------
                                          2000         1999         1998         1997         1996
                                      -----------  -----------  -----------  -----------  -----------
Net sales............................ $ 7,243,000  $ 6,307,000  $ 5,280,000  $ 4,508,000  $ 3,854,000
Income from continuing operations.... $   591,700  $   569,600  $   565,100  $   444,100  $   355,100
Per share of common stock:(1)
  Income from continuing operations:
    Basic............................ $      1.34  $      1.31  $      1.30  $      1.05  $       .85
    Diluted.......................... $      1.31  $      1.28  $      1.26  $      1.02  $       .83
  Dividends declared................. $       .50  $       .46  $   .43 1/2  $       .41  $       .39
  Dividends paid..................... $       .49  $       .45  $       .43  $   .40 1/2  $   .38 1/2
At December 31:
  Total assets....................... $ 7,744,000  $ 6,634,920  $ 5,618,850  $ 4,696,600  $ 4,030,340
  Long-term debt..................... $ 3,018,240  $ 2,431,270  $ 1,638,290  $ 1,553,950  $ 1,279,740
  Shareholders' equity............... $ 3,426,060  $ 3,136,500  $ 2,774,040  $ 2,224,820  $ 2,064,040

---------
(1) After giving effect to a 100 percent stock distribution in July 1998.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the material terms of our capital stock is based on the provisions of our amended and restated certificate of incorporation. For more information as to how you can obtain a current copy of our amended and restated certificate of incorporation, see "Where You Can Find More Information."

     Our amended and restated certificate of incorporation authorizes the issuance of one million shares of preferred stock, par value $1.00 per share and 900 million shares of common stock, par value $1.00 per share.

Preferred Stock

     We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued and to fix the number of shares of each series of preferred stock. There were no shares of preferred stock outstanding as of December 31, 2000.

Common Stock

     Subject to the rights of the holders of any preferred stock of Masco then outstanding, holders of common stock are entitled to one vote per share on matters to be voted on by our stockholders and to receive dividends, if any, when declared from time to time by our board of directors in its discretion out of legally available funds. Upon any liquidation or dissolution of Masco, holders of common stock are entitled to receive pro rata all assets remaining after payment of all liabilities and liquidation of any shares of any preferred stock at the time outstanding. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to common stock. As of December 31, 2000, there were approximately 444,750,000 shares of our common stock outstanding and approximately 22,193,000 shares reserved for issuance upon exercise of outstanding stock options. All of our outstanding common stock is fully paid and non- assessable and all of the shares of common stock that may be offered with this prospectus will be fully paid and non-assessable.

Stockholder Rights Agreement

     On December 6, 1995 we entered into a stockholder rights agreement which was amended September 23, 1998. The material provisions of that rights agreement are summarized below. However, since the terms of our rights agreement are complex, this summary may not contain all of the information that is important to you. For more information, you should obtain a copy of the agreement, which is filed as an exhibit with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy.

     Our rights agreement currently provides that each share of our outstanding common stock has one- half of one right to purchase one one-thousandth of a share of preferred stock. The purchase price per one one-thousandth of a preferred share under the stockholder rights agreement is $100.

     Initially, the rights under our rights agreement are attached to outstanding certificates representing our common stock but will be represented by separate certificates on the day someone acquires at least 15% of our common stock, or approximately 10 days after someone commences a tender offer for at least 15% of our outstanding common stock.

     After the rights separate from our common stock, certificates representing the rights will be mailed to record holders of the common stock. Once distributed, the rights certificates alone will represent the rights. All shares of our common stock issued prior to the date the rights separate from the common stock have been and will be issued with the rights attached. The rights will expire on December 6, 2005 unless earlier redeemed or exchanged by us.

     If an acquiring person obtains or has the right to obtain at least 15% of our common stock and none of the events described in the next paragraph have occurred, then each right will entitle the holder to purchase for $100 a number of shares of our common stock having a then current market value of $200.

     If an acquiring person obtains or has the right to obtain at least 15% of our common stock, then each right will entitle the holder to purchase for $100 a number of shares of common stock of the acquiring person having a then current market value of $200 if any of the following occurs:

     o we merge into another entity;
     o an acquiring entity merges into us; or
     o we sell more than 50% of our assets or earning power.

     Under our rights agreement, any rights that are or were owned by an acquiring person of more than 15% of our outstanding common stock will be null and void.

     Our rights agreement contains exchange provisions which provide that after an acquiring person obtains 15% or more, but less than 50%, of our outstanding common stock, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for shares of our common stock, at an exchange ratio of two shares of common stock per right.

     Our board of directors may, at its option, redeem all of the outstanding rights at a redemption price of $0.01 per right, subject to adjustment, prior to the earlier of (1) the time that an acquiring person obtains 15% or more of our outstanding common stock, or (2) the final expiration date of the rights agreement. The ability to exercise the rights will terminate upon the action of our board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

     Holders of rights will have no rights as Masco stockholders, such as the right to vote or receive dividends, simply by virtue of holding the rights. The rights agreement includes anti-dilution provisions designed to prevent efforts to diminish the effectiveness of the rights.

     For so long as the rights are redeemable, we may amend the rights agreement in any respect. At any time when the rights are no longer redeemable, we may amend the rights in any respect that does not adversely affect the holders of rights, other than the types of acquiring persons we described earlier in this section and their affiliates, that does not cause the rights agreement to become amendable in any other way or does not cause the rights to again become redeemable.

     Our rights agreement contains provisions that have anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired, redeemed or declared invalid. Accordingly, the existence of the rights may deter acquirors from making takeover proposals or tender offers. However, the rights are not intended to prevent a takeover, but rather are designed to enhance the ability of our board to negotiate with an acquiror on behalf of all of the stockholders. In addition, the rights should not interfere with a proxy contest.

     The transfer agent and registrar for our common stock is The Bank of New York, New York, New York.


                               OFFERED SECURITIES

     We propose to issue and sell the shares of common stock offered by this prospectus in connection with acquisitions of other businesses or assets. The shares of common stock will be offered on terms to be determined at the time of sale. Shares of common stock may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other entities, in exchange for assets used in or related to the business of these entities or otherwise pursuant to acquisition agreements. The consideration for these acquisitions may consist of common stock, cash, assumption of liabilities, or a combination of these and other forms of consideration. The terms of any acquisition and of the issuance of any shares of common stock in connection with an acquisition will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by us. However, in some situations, we may issue shares of common stock covered by this prospectus to pay brokers' commissions incurred in connection with acquisitions. For a description of our common stock, see "Description of Capital Stock."

     This prospectus, as amended or supplemented if appropriate, has also been prepared for use by prospective selling stockholders who receive shares of common stock in acquisitions, including shares received under this prospectus; provided, however, that no selling stockholder is authorized to use this prospectus to reoffer any shares of common stock without first obtaining our prior written consent. Resales may be made in the manner described in this prospectus, as amended or supplemented, in the manner permitted by Rule 145(d) under the Securities Act or under an exemption from the Securities Act. Profits realized on resales by selling stockholders may be regarded as underwriting compensation under the Securities Act.

     Resales by selling stockholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, that securities firm may be engaged to act as the selling stockholder's agent in the sale of the shares by the selling stockholder, or the securities firm may purchase shares from the selling stockholder as principal and then resell the shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, the securities firm may effect resales through other securities dealers, and customary commissions or concessions to these other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Sales of common stock may be made on the New York Stock Exchange or other exchange on which the shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of these methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commission earned by the securities firm may be deemed to be underwriting discounts or commissions under the Securities Act.

     In connection with resales, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling stockholder, the participating securities firm, if any, the number of shares involved and other details of the resale to the extent appropriate.


                                 LEGAL OPINION

     The legality of the shares of common stock in respect of which this prospectus is being delivered will be passed on by John R. Leekley, Esquire, our Senior Vice President and General Counsel. Mr. Leekley is a stockholder of Masco and a holder of options to purchase shares of our Common Stock.


                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Masco Corporation for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed this prospectus as part of a registration statement on Form S-4 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents by following the procedures described in the paragraph below.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" much of the information we file with them, which means that we can disclose important information to you by referring you directly to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering with this prospectus and, if applicable, until the selling stockholders sell all of the securities they are offering with this prospectus:

     o    Our annual report on Form 10-K for the year ended December 31, 2000;
     o The description of our common stock contained in the amendment on Form 8 dated May 22, 1991 to our registration statement on Form 8-A and the description of our preferred stock purchase rights contained in the amendment on Form 8-A12B/A dated March 18, 1999 to our registration statement on Form 8-A.

     You may obtain free copies of any of these documents by writing or telephoning us at 21001 Van Born Road, Taylor, Michigan 48180, Attention:
Samuel Cypert, (313) 274-7400 or by visiting our web site at www.masco.com. However, the information on our web site is not a part of this prospectus.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article Fifteenth of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article Fifteenth are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

     The Company's directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Securities Exchange Act of 1934), which might be incurred by them in such capacities.

Item 21. Exhibits

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number            Description
--------          -----------
Exhibit 3.1       Restated Certificate of Incorporation of Masco Corporation and
                  amendments thereto.(1)

Exhibit 3.2       Bylaws of Masco Corporation, as amended.(2)

Exhibit 4.1 Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998.(3)

Exhibit 5         Opinion of John R. Leekley.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of Masco Corporation.

Exhibit 23.2      Consent of John R. Leekley, which is included as part of
                  Exhibit 5.

Exhibit 24 Powers of Attorney, which appear on the signature pages of this Registration Statement.

---------

(1) Incorporated herein by reference to the exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2) Incorporated herein by reference to the exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

(3) Incorporated herein by reference to the exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

Item 22. Undertakings

     1. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
          (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. (1) The Company hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Company undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Company undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 above, or otherwise (other than the insurance policies referred to in Item 15), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

     5. The Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     6. The Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor, State of Michigan on the 30th day of March, 2001.

                                            MASCO CORPORATION


                                            By: /s/ Richard A. Manoogian
                                               ---------------------------------
                                               Richard A. Manoogian,
                                               Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard A. Manoogian and Richard G. Mosteller and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), as well as any related registration statements for amendment thereto filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                          Title                       Date
        ---------                          -----                       ----


/s/ Richard A. Manoogian     Chairman of the Board of Directors,  March 30, 2001
----------------------------   Chief Executive Officer
Richard A. Manoogian           and Director
                             (Principal Executive Officer)


/s/ Raymond F. Kennedy       President, Chief Operating Officer   March 30, 2001
----------------------------   and Director
Raymond F. Kennedy


/s/ Richard G. Mosteller     Senior Vice President                March 30, 2001
---------------------------- (Principal Financial Officer)
Richard G. Mosteller


/s/ Robert B. Rosowski       Vice President-Controller and        March 30, 2001
----------------------------   Treasurer
Robert B. Rosowski           (Principal Accounting Officer)

        Signature                          Title                       Date
        ---------                          -----                       ----


/s/ Thomas G. Denomme                     Director                March 30, 2001
----------------------------
Thomas G. Denomme


/s/ Joseph L. Hudson, Jr.                 Director                March 30, 2001
----------------------------
Joseph L. Hudson, Jr.


/s/ Verne G. Istock                       Director                March 30, 2001
----------------------------
Verne G. Istock


/s/ Wayne B. Lyon                         Director                March 30, 2001
----------------------------
Wayne B. Lyon


/s/ John A. Morgan                        Director                March 30, 2001
----------------------------
John A. Morgan


/s/ Arman Simone                          Director                March 30, 2001
----------------------------
Arman Simone


/s/ Peter W. Stroh                        Director                March 30, 2001
----------------------------
Peter W. Stroh


/s/ Mary Ann Krey Van Lokeren             Director                March 30, 2001
-----------------------------
Mary Ann Krey Van Lokeren

Exhibit
Number            Description
--------          -----------
Exhibit 3.1       Restated Certificate of Incorporation of Masco Corporation and
                  amendments thereto.(1)

Exhibit 3.2       Bylaws of Masco Corporation, as amended.(2)

Exhibit 4.1 Rights Agreement dated as of December 6, 1995, between Masco Corporation and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998.(3)

Exhibit 5         Opinion of John R. Leekley.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements and financial statement schedule of Masco Corporation.

Exhibit 23.2      Consent of John R. Leekley, which is included as part of
                  Exhibit 5.

Exhibit 24 Powers of Attorney, which appear on the signature pages of this Registration Statement.
---------
(1) Incorporated herein by reference to the exhibits filed with Masco Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2) Incorporated herein by reference to the exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

(3) Incorporated herein by reference to the exhibits filed with Masco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.